UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):       January 29, 2008
Crown Crafts, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7604	58-0678148

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:      (225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 29, 2008, Crown Crafts, Inc. (the “Company”), and Wellington Management Company, LLP (“Wellington”) entered into a letter agreement (the “Agreement”) that provides that neither Wellington nor any client accounts with respect to which Wellington has investment discretion (together with Wellington, the “Wellington Group”) will directly or indirectly acquire additional shares of the Company’s outstanding common stock without the prior written approval of the Company’s Board of Directors. The Agreement further provides that, subject to Wellington’s continued compliance with the Agreement, neither Wellington nor any member of the Wellington Group will be deemed to be an “Acquiring Person” for purposes of the Amended and Restated Rights Agreement dated as of August 6, 2003 between the Company and Computershare Investor Services, LLC, as amended.
     The description contained herein of the Agreement is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Letter Agreement dated as of January 29, 2008 between the Company and Wellington Management Company, LLP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.

	By:	/s/ E. Randall Chestnut
E. Randall Chestnut, President and Chief Executive Officer

Dated: February 1, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Letter Agreement dated as of January 29, 2008 between the Company and Wellington Management Company, LLP